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                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITOR


     We consent to the reference to our firm under the caption "The Merger," "Experts" and "Certain United States Federal Income Tax Consequences" in the Amendment No. 1 to Registration Statement (Form S-4) and related Prospectus of Viad Corp for the registration of its common stock and to the incorporation by reference therein of our report dated February 12, 1997, with respect to the consolidated financial statements of Game Financial Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP

Minneapolis, Minnesota

November 5, 1997